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                                                                    Exhibit 21.0

                           SUBSIDIARIES OF REGISTRANT



 LEGAL NAME AND NAME UNDER WHICH                    STATE OF
     BUSINESS IS CONDUCTED                       INCORPORATION

The Clinton Oil Company................                Ohio

Clinton Gas Marketing, Inc.............                Ohio

CGAS Investment Corp...................                Ohio

Eagle Mountain Energy Corporation......                Ohio

The Leader Corporation.................              Delaware

CGAS Services Corporation..............                Ohio

CGAS Securities, Inc...................                Ohio

Clinton Nominee Corporation............                Ohio

Haulco, Inc............................                Ohio

MeterTech, Inc..........................               Ohio

Ohio Gasportation, Inc..................               Ohio

LDC Securities, Inc.....................               Ohio

                              Page 42 of 51 Pages